As filed with the Securities Exchange Commission on March 29, 2019

Registration Nos. 333-169957
333-228858

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-169957

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-228858

UNDER
THE SECURITIES ACT OF 1933

National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-0479936
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5301 Mt. Rushmore Road
Rapid City, South Dakota 55701
(605) 721-5220
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2009 Stock Option and Compensation
Plan 2018 Stock Option and Compensation Plan
(Full Title of the Plans)

Ronald L. Shape
Chief Executive Officer
National American University Holdings, Inc.
5301 Mt. Rushmore Road
Rapid City, South Dakota 55701
(605) 721-5220
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Sedlacek National American University Holdings, Inc. 5301 Mt. Rushmore Road Rapid City South Dakota 55701 (605) 721-5200	Mark Williamson Gray, Plant, Mooty, Mooty & Bennett, P.A. 500 IDS Center 80 South 8th Street Minneapolis, Minnesota 55402 (612) 632-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by National American University Holdings, Inc., a Delaware corporation (the “Company”), removes from registration all shares of the Company’s Common Stock, par value $0.0001 per share, registered under the following Registration Statements on Form S-8 (the “Registration Statements”) previously filed with the Securities and Exchange Commission (the “SEC”) that remain unsold:

(i) Registration Statement on Form S-8 (File No. 333-169957) filed by the Company with the SEC on October 15, 2010 registering 1,300,000 shares of Common Stock for issuance under the Company’s 2009 Stock Option and Compensation Plan; and

(ii) Registration Statement on Form S-8 (File No. 333-228858) filed by the Company with the SEC on December 17, 2018 registering 1,800,000 shares of Common Stock for issuance under the Company’s 2018 Stock Option and Compensation Plan.

After filing this Post-Effective Amendment No. 1, and upon the effectiveness of the Company’s Form 25 on April 10, 2019 that was filed with the SEC on January 10, 2019, the Company intends to file a Form 15 to notify the SEC of the suspension of the Company’s registration pursuant to Section 15(d) of the Securities Exchange Act of 1934.

Effective upon filing hereof, the Company hereby removes from registration all Common Stock registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, South Dakota, on March 29, 2019. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Bickart	Chief Financial Officer (Principal Accounting Officer)	March 29, 2019
Thomas Bickart

/s/ Edward D. Buckingham	Director	March 29, 2019
Edward D. Buckingham

/s/ Therese Crane	Director	March 29, 2019
Therese Crane

/s/ Jeffrey Berzina	Director	March 29, 2019
Jeffrey Berzina

/s/ Thomas Saban	Director	March 29, 2019
Thomas Saban

/s/ Jim Rowan	Director	March 29, 2019
Jim Rowan

/s/ Richard Halbert	Director	March 29, 2019
Richard Halbert

/s/ Robert D. Buckingham	Director	March 29, 2019
Robert D. Buckingham

/s/ Ronald L. Shape	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2019
Ronald L. Shape